UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2012

Torvec, Inc.

__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg. 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 14, 2012, Torvec, Inc. held its annual shareholder meeting (“Annual Meeting”) for its common and voting preferred shareholders.  At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1. The Company’s shareholders elected ten directors, all of whom constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are duly elected and qualified. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director and the number of broker non-votes are set forth in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas F. Bonadio	32,121,467	149,246	19,849,281
Wesley K. Clark	32,038,539	232,174	19,849,281
William W. Destler	32,135,889	134,824	19,849,281
Asher J. Flaum	31,173,894	1,096,819	19,849,281
Keith E. Gleasman	31,748,278	522,435	19,849,281
John W. Heinricy	32,064,067	206,646	19,849,281
Richard A. Kaplan	32,121,617	149,096	19,849,281
Charles N. Mills	31,755,525	515,188	19,849,281
E. Philip Saunders	32,118,439	152,274	19,849,281
Gary A. Siconolfi	31,052,950	1,217,763	19,849,281

2. The Company’s shareholders ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of shares that voted for, against or abstained from voting for the ratification of the appointment of Freed Maxick CPAs, P.C. are summarized in the table below.

Votes For	Votes Against	Abstentions
51,280,707	491,213	348,074

3. The Company’s shareholders approved the amendment of certain stock option agreements for six directors and one special advisor to the board, extending the expiration date of the options to ten years from the date of the original grant.  The number of shares that voted for, against or abstained from voting for the amendment of the certain stock option agreements, and the number of broker non-votes,  are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,133,975	941,538	195,200	19,849,281

4. The Company’s shareholders approved the Company’s executive officer compensation programs in effect for the 2012 calendar year.  The number of shares that voted for, against or abstained from voting for the advisory vote on the Company’s executive officer compensation programs for the 2012 calendar year, and the number of broker non-votes,  are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,370,276	286,123	614,314	19,849,281

Item 8.01                      Other Events.
Previously in advance of the Annual Meeting, the board of directors met and took the actions described below.

Committee Assignments – The board of directors determined to maintain the composition of each committee of the board of directors as it was for the prior year, as follows, with the Chair for the current year as indicated:

Audit Committee:
Thomas F. Bonadio – Chair
E. Philip Saunders
Asher J. Flaum

Nominating Committee:
Gary A. Siconolfi – Chair
Wesley K. Clark
Asher J. Flaum

Governance and Compensation Committee:
William W. Destler - Chair
Charles N. Mills
John W. Heinricy

Officer Positions – The board of directors has elected the following corporate officers to hold the offices noted for the forthcoming year:

Board Chair:                             Gary A. Siconolfi
Chief Executive Officer:         Richard A. Kaplan
President:                                 Keith E. Gleasman
Secretary:                                Robert W. Fishback

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec, Inc.

June 20, 2012	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Principal Accounting Officer